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                                                              EXHIBIT 10.11

                                  OCTEL CORP


                        -----------------------------


                                    RULES

                                    OF THE
                 OCTEL CORP TIME RESTRICTED STOCK OPTION PLAN

                        -----------------------------

                Established by the Company in General Meeting
                                  on [     ]

                               PRICE WATERHOUSE
                                 9 Bond Court
                                    Leeds
                                   LS1 2SN


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CONTENTS


1. DEFINITIONS............................................................................. 1
2. GRANT OF OPTIONS ....................................................................... 2
   2.1 Procedure for Grant of Options...................................................... 2
   2.2 Requirement to Issue Option Certificate............................................. 2
   2.3 Right to Disclaim Option............................................................ 2
   2.4 Options may not be transferred...................................................... 2
3. CONDITIONS RELATING TO THE GRANT OF OPTIONS............................................. 2
   3.1 Modified Terms and Conditions....................................................... 3
   3.2 Additional Requirements............................................................. 3
4. RIGHTS OF EXERCISE ..................................................................... 3
   4.1 Earliest Date of Exercise .......................................................... 3
   4.2 Requirement to remain in Employment ................................................ 3
   4.3 Death of Option Holder ............................................................. 3
   4.4 Right to Exercise Prematurely....................................................... 3
   4.5 Transfer of Employment within Group................................................. 4
   4.6 Transfer of Employment Overseas..................................................... 4
   4.7 Lapse of Options.................................................................... 4
5. TAKE-OVER, RECONSTRUCTION AND AMALGAMATION AND LIQUIDATION ............................. 5
   5.1 Take-over pursuant to General Offer................................................. 5
   5.2 Voluntary Winding Up of the Company................................................. 5
   5.3 Rollover of Options................................................................. 5
   5.4 Meaning of "appropriate period"..................................................... 5
6. MANNER OF EXERCISE...................................................................... 6
   6.1 Actions Required of the Option Holder............................................... 6
   6.2 Actions Required of the Company..................................................... 6
   6.3 Partial Exercise.................................................................... 6
   6.4 Indemnity against Taxation of the Option Holder..................................... 6
7. ISSUE OF SHARES......................................................................... 6
   7.1 Ranking of Shares................................................................... 6
   7.2 Admission to Official List of the New York Stock Exchange........................... 7
8. ADJUSTMENTS............................................................................. 7
   8.1 General Power of Adjustment ........................................................ 7
   8.2 Notification of Option Holders...................................................... 7
9. ADMINISTRATION.......................................................................... 7
   9.1 Delivery of Notices or Documents.................................................... 7
   9.2 Copies of Shareholder Communications................................................ 7
   9.3 Maintenance of Unissued Share Capital............................................... 7
   9.4 The Committee's Power to Administer Plan............................................ 7
   9.5 The Committee's Decision is Final and Conclusive.................................... 8
   9.6 Costs of Administering Plan......................................................... 8
10.ALTERATIONS............................................................................. 8
   10.1 Power to alter Rules............................................................... 8
   10.2 Alteration which affects subsisting rights of Option Holders....................... 8
   10.3 Notification to Option Holders..................................................... 8
11. GENERAL................................................................................ 8
    11.1 Termination of the Plan .......................................................... 8
    11.2 No Compensation for loss of Option Rights......................................... 8
    11.3 Governing Law..................................................................... 9

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THE RULES OF THE OCTEL CORP TIME RESTRICTED OPTION PLAN
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1. DEFINITIONS

In this Plan, the following words and expressions shall, where the context so permits, have the meaning set forth below;

"ACQUIRING COMPANY"        the person mentioned in Rule 5.

"THE CODE"                 the United States Internal Revenue Code of 1986
                           (as amended);

"THE COMMITTEE"            the Octel Corp Compensation Benefits Committee;


"DATE OF GRANT"            the date on which the Committee resolves to grant an
                           Option under the Plan pursuant to Rule 2;


"THE COMPANY"              save as provided in Rule 5.3, Octel Corp a Delaware
                           Corporation, registered in the United States;

"ELIGIBLE EMPLOYEE"        any person who is listed in Schedule One of the
                           Rules (or added to the list in Schedule One of the Rules at the discretion of the Committee) and who is a director or employee of a Member of the Group at the Date of Grant;

"GRANT PERIOD"             a period of 180 days commencing on the Dealing Day
                           following the day of the spin of the Company from Great Lakes Chemicals Corporation.

"GROUP" the Company and its Subsidiaries and "Member of the Group" shall be construed accordingly;

"OPTION" a right to acquire Shares for no payment pursuant to the Plan;

"OPTION CERTIFICATE"      a certificate issued under Rule 2.2;

"OPTION HOLDER"           a person to whom an Option has been granted (or, as
                          the context requires his personal representatives);


"PARENT"                  a parent corporation within the meaning of Section
                          424(e) of the Code;


"THE PLAN"                the Octel Corp Time Restricted Stock Option Plan in
                          its present form, or as from time to time altered in accordance with the Rules;

"RULES" the Rules of the Plan and "Rule" shall be construed accordingly;

"SALARY" the annual salary of an Eligible Employee (excluding benefits in kind), for a year in which the Options are granted to an Eligible Employee;

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THE RULES OF THE OCTEL CORP TIME RESTRICTED OPTION PLAN

"SHARE" save as provided in Rule 5.3, a share in the Company;

"SUBSIDIARY"                    a subsidiary corporation within the meaning of
                                Section 424(f) of the Code;

References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural (and vice versa) and words importing the masculine the feminine (and vice versa).

2.      GRANT OF OPTIONS

2.1  PROCEDURE FOR GRANT OF OPTIONS

a Within the Grant Period, the Committee may, at its absolute discretion, grant Options under the Plan to Eligible Employees. The Committee has decided that the level of Options granted to Eligible Employees will be linked to Salary as set out in Schedule One of these Rules.

b The Committees may adopt such procedure as it thinks fit for granting Options, whether by invitation to Eligible Employees to apply for Options or by granting Options without issuing Invitations.

2.2  REQUIREMENT TO ISSUE OPTION CERTIFICATE

The Company shall issue to each Option Holder an Option Certificate which shall be in such from as the Committee shall from time to time determine. The Option Certificate shall included details of:

a       the Date of Grant of the Option; and

b       the number of Shares subject to the Option.

2.3  RIGHT TO DISCLAIM OPTION

Each Eligible Employee to whom an Option is granted may by notice in writing within 30 days of the Date of Grant disclaim in whole or in part his rights under the Option in which case the Option shall for all purposes be deemed never to have been granted.

2.4  OPTIONS MAY NOT BE TRANSFERRED

Subject to the rights of an Option Holder's personal representatives to exercise an Option as provided in Rule 4.3, every Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, assigned or charged. Each Option Certificate shall carry a statement to this effect.

3.      CONDITIONS RELATING TO THE GRANT OF OPTIONS

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THE RULES OF THE OCTEL CORP TIME RESTRICTED OPTION PLAN

3.1  MODIFIED TERMS AND CONDITIONS

The Committee may determine that any Option shall be subject to additional and/or modified terms and conditions relating to the grant and terms of exercise as may be necessary to comply with or take account of any securities, exchange control or taxation laws, regulations or practice of any territory which may have application to the relevant Eligible Employee, Option Folder or Member of the Group.

3.2  ADDITIONAL REQUIREMENTS

In exercising its discretion under Rule 3.1, the Committee may:

a require an Option Holder to make such declarations or take such other action (if any) as may be required for the purpose of any securities, taxes or other laws of any territory which may be applicable to him at the Date of Grant or on exercise; and

b adopt any supplemental rules or procedures governing the grant or exercise of Options as may be required for the purposes of any securities, tax or other laws of any territory which may be applicable to an Eligible Employee or Option Holder.

4.      RIGHTS OF EXERCISE

4.1  EARLIEST DATE OF EXERCISE

Save as provided in Rule 4.3, 4.4 and 5, an Option may not be exercised before whichever is the latest of:

a       1.1.2001; and

b       any date or dates which may have been specified in accordance with Rule
        2.2 in the relevant Option Certificate

but in any event may not be exercised later than the tenth anniversary of the Date of Grant.

4.2  REQUIREMENT TO REMAIN IN EMPLOYMENT

Save as provided in Rules 4.3, 4.4., and 5, an Option may only be exercised by an Option Holder while he is a director or employee of a Member of the Group.

4.3  DEATH OF OPTION HOLDER

An Option may be exercised by the personal representatives of a deceased Option Holder during the period of one year following the date of death.

4.4  RIGHT TO EXERCISE PREMATURELY

Where an Option Holder ceases to hold any office or employment with a Member of the Group on account of:

a       injury, ill-health or disability; or

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THE RULES OF THE OCTEL CORP TIME RESTRICTED OPTION PLAN
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b    redundancy (within the meaning of the Employment Rights Act 1996); or

c the transfer of the undertaking or part-undertaking in which the Option Holder is employed to a person other than a Member of the Group; or

d the company by which the Option Holder is employed ceasing to be a Subsidiary of the Company

Options will lapse and will only be exercisable at the absolute discretion of the Committee, in which circumstances Options will be exercisable by the Option Holder within a period of one year, following the date of termination of any office or employment with a Member of the Group.

4.5  TRANSFER OF EMPLOYMENT WITHIN GROUP

An Option Holder shall not be treated for the purposes of Rules 4.4 and 4.7 as ceasing to hold an office or employment with a Member of the Group until such time as he is no longer a director or an employee of any Member of the Group and an Option Holder (being a woman) who ceases to be a member of the Committee or employee by reason of pregnancy or confinement and who exercises a contractual or statutory right to return to work before exercising an Option shall be treated for those purposes as not having ceased to hold such an office or employment.

4.6  TRANSFER OF EMPLOYMENT OVERSEAS

If an Option Holder, whilst remaining a director or employee of a Member of the Group, is transferred to work in another country and as a result of that transfer will either a become subject to tax on his remuneration in the country to which he is transferred and the Committee is satisfied that as a result he will suffer a tax disadvantage upon exercising an Option; or

b become subject to restrictions on his ability to exercise his Option or to hold or deal in the shares or the proceeds of the sale of the shares he may acquire an exercise of that Option by reason of or in consequence of the securities laws or exchange control laws of the country to which he is transferred the Option Holder may exercise that Option in the period commencing three months before and ending three months after the transfer takes place. If he chooses not to exercise his Option at that time, it will not thereby lapse.

4.7  LAPSE OF OPTIONS

An Option shall lapse on the occurrence of the earliest of the following:

a    the tenth anniversary of the Date of Grant; or

b subject to Rule 5.3, the expiry of any of the applicable periods specified in Rules 4.3, 4.4, 5.1 and 5.2, but where an Option Holder dies while time is running under Rule 4.4 the Option shall not lapse until the expiry of the period in Rule 4.3; or

c the date on which an Option Holder ceases to be a Committee or employee of any Member of the Group for any reason other than his death or those specified in Rule 4.4; or



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THE RULES OF THE OCTEL CORP TIME RESTRICTED OPTION PLAN
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d    the date on which a resolution is passed, or an order is made by the
     Court, for the compulsory winding-up of the Company; or

e the date on which the Option Holder becomes bankrupt or does or attempts or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.

5.   TAKE-OVER, RECONSTRUCTION AND AMALGAMATION AND LIQUIDATION

5.1  TAKE-OVER PURSUANT TO GENERAL OFFER

If any company ("THE ACQUIRING COMPANY") becomes a Parent of the Company as a result of making either a general offer to acquire the whole of the Company's issued share capital (other than any shares already owned by the Acquiring Company or any Subsidiary of the Acquiring Company) and which is made on a condition that if it is satisfied the Acquiring Company will become the Parent, or a general offer to acquire all the Shares in the Company which are of the same class as the Shares then an Option may be exercised within the period of six months of the date on which the Acquiring Company becomes the Parent and any condition subject to which the offer is made is satisfied.

5.2  VOLUNTARY WINDING UP OF THE COMPANY

If a resolution is passed for the voluntary winding-up of the Company, an Option may be exercised during the period of six months starting on the commencement of such winding-up provided that any issue of shares pursuant to such exercise is authorised by the liquidator or the Court (if appropriate) upon the application of and at the sole cost and expense of the Option Holder.

5.3  ROLLOVER OF OPTIONS

Notwithstanding anything to the contrary in these Rules, where Rule 5.1 applies, an Option Holder may, by agreement with the Acquiring Company and within the appropriate period release his Option under the Plan ("THE OLD OPTION") in consideration of the grant to him of a new Option ("THE NEW OPTION") which is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company or some other company). With effect from the date of release references in Rules 4, 5, 6, 7, 8, 9, 10, and 11, (and, in relation to expressions used in those Rules, in Rule 1) to "THE COMPANY" and "SHARES" shall, in relation to the New Option, be construed as references to the Acquiring Company and Shares in the Acquiring Company or that other company as the case may be.

5.4  MEANING OF "APPROPRIATE PERIOD"

For the purpose of Rule 5.3, the "APPROPRIATE PERIOD" is the period mentioned in Rule 5.1 or Rule 5.2 as the case may be.

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6.          MANNER OF EXERCISE

6.1  ACTIONS REQUIRED OF THE OPTION HOLDER

An Option may be exercised, in whole or in part, by the delivery to the secretary of the Company, or his duly appointed agent, of an Option Certificate covering not less than all the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Option Holder.


6.2  ACTIONS REQUIRED OF THE COMPANY

The relevant Shares shall be allotted or transferred (as the case may be) within 28 days following such delivery and, accordingly in cases where Shares are to be transferred, the Company shall use its best endeavours to ensure due transfer thereof. At the request of the Option Holder, the Shares may be allotted or transferred (as the case may be) to a nominee provided the Option Holder has beneficial ownership of the Shares at the time of such allotment or transfer.


6.3  PARTIAL EXERCISE

Where an Option is exercised in part the minimum number of shares which may be exercised is 100 Shares and the Company shall issue a balancing Option Certificate to the Option Holder.


6.4  INDEMNITY AGAINST TAXATION OF THE OPTION HOLDER



The Option Holder shall indemnify the company (and, where relevant, any Member of the Group) aganist any tax arising in respect of the exercise of the Option which is a liability of the Option Holder but for which such company is required to account under the laws of any relevant territory. Such company may recover the tax from the Option Holder in such manner as the Committee thinks fit including (but without prejudice to the generality of the foregoing):


a       withholding shares when the Option is exercised and selling the same;

b       deducting the necessary amount from the Option Holder's remuneration;
        or

c requiring the Option Holder to account directly to such company for such tax.

7.        ISSUE OF SHARES


7.1  RANKING OF SHARES



All Shares issued pursuant to the exercise of Options under the Plan shall as to voting, dividend, transfer and other rights (including those arising on a liquidation) rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any dividend or other rights declared by reference to a record date preceding the date of such exercise.




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THE RULES OF THE OCTEL CORP TIME RESTRICTED OPTION PLAN

7.2 ADMISSION TO OFFICIAL LIST OF THE NEW YORK STOCK EXCHANGE

If and so long as the Shares are listed on the New York Stock Exchange the Company shall use its best endeavours to procure that as soon as practicable after the allotment of any Shares pursuant to the Plan application shall be made to the New York Stock Exchange for permission to deal in these shares.

8.        ADJUSTMENTS

8.1  GENERAL POWER OF ADJUSTMENT

The number of Shares over which an Option is granted may adjusted in such manner as the Committee shall determine following any capitalisation issue, subdivision, consolidation or reduction of share capital and in respect of any discount element in any rights issue or other variation of share capital to the intent that Price below the nominal value of a Share.

8.2  NOTIFICATION OF OPTION HOLDERS

The Committee may take such steps as it may consider necessary to notify Option Holders of any adjustments made under Rule 8.1 and to call in, cancel, endorse, issue or re-issue any Option Certificate consequent upon such adjustment.

9.        ADMINISTRATION

9.1  DELIVERY OF NOTICES OR DOCUMENTS

Notices or documents required to be given to an Eligible Employee or to an Option Holder shall either be delivered to him by hand or sent to him by post at his last known home or business address according to the information provided by him. Notices sent by post shall be deemed to have been given on the day following the date of posting.

9.2 COPIES OF SHAREHOLDERS COMMUNICATIONS

The Company may, distribute to Option Holders copies of any notice or document sent by the Company to its shareholders generally.

9.3 MAINTENANCE OF UNISSUED SHARE CAPITAL

The Company shall at all times either keep available sufficient unissued Shares to satisfy the exercise of all Options which have neither lapsed nor been exercised (taking account of any other obligations of the Company to allot unissued Shares) or shall ensure that sufficient issued Shares will be available to satisfy the exercise of such Options.

9.4  THE COMMITTEE'S POWER TO ADMINISTER PLAN

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The Committee may make such regulations for the administration of the Plan as it deems fit, provided that no regulation shall be valid to the extent it is inconsistent with the Rules.

9.5  THE COMMITTEE'S DECISION IS FINAL AND CONCLUSIVE

The decision of the Committee in any dispute relating to an Option, or the due exercise thereof, or any other matter in respect of the Plan, shall be final and conclusive.

9.6  COSTS OF ADMINISTERING PLAN

The costs of introducing and administering the Plan shall be borne by the Company.

10.  ALTERATIONS

10.1  POWER TO ALTER RULES

Subject to Rule 10.2, the Committee may in its discretion alter the Rules in any way they think fit.

10.2  ALTERATION WHICH AFFECTS SUBSISTING RIGHTS OF OPTION HOLDERS

No alteration may be made which would abrogate or adversely affect the subsisting rights of Option Holders.

10.3  NOTIFICATION TO OPTION HOLDERS

Written notice of any amendment made in accordance with this Rule 10 shall be given to all Option Holders.

11.  GENERAL

11.1  TERMINATION OF THE PLAN

The Plan shall terminate on the tenth anniversary of the date on which it is approved by the Company in general meeting or at any earlier time by the passing of a resolution by the Committee. Termination of the Plan shall be without prejudice to the subsisting rights of Option Holders.

11.2  NO COMPENSATION FOR LOSS OF OPTION RIGHTS

If an Option Holder shall cease for any reason to be in the employment of a Member of the Group, he shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any

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sum or any benefit to compensate him for the loss of any right or benefit accrued or in prospect under the Plan.

11.3  GOVERNING LAW


This Plan and all Options shall be governed by and construed in accordance with English law.



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SCHEDULE ONE

ENTITLEMENT TO SHARE OPTIONS

The grant of Options to an Eligible Employee is at the absolute discretion of the Committee. The number of Options to be granted under the Plan to Eligible Employees will be linked to Salary. Within a period of 180 days following the date of the spin of the Company from Great Lakes Chemical Corp Options will be granted based on the "Value of Options Awarded" as set out in the table below.

OPTIONS GRANTED

The number of Shares over which Options will be granted during the Grant Period mentioned above will be equal to:

VALUE OF OPTIONS AWARDED

THE FAIR MARKET VALUE OF A SHARE IN THE COMPANY AT THE DATE OF GRANT

EXAMPLE FOR A GRANT OF OPTIONS MADE WITHIN 180 DAYS OF SPIN

ELIGIBLE EMPLOYEES           ESTIMATED      PERCENTAGE     INITIAL AWARD VALUE
                         ANNUAL SALARY      APPLIED TO
                     FOR YEAR OF GRANT          SALARY

                                   (A)             (B)            ((A)x(B)=(C))

                                                                              $
                                                                              -
DJ Kerrison                   431,943             300%                1,295,828
SW Williams                   224,610             200%                  449,220
AG Jarvis                     259,166             200%                  518,332
RA Lee                        215,972             200%                  431,944
GJ Hignett                    215,972             200%                  431,944
HA Hanslip                    165,866             200%                  331,732
RT Shone                      156,322             200%                  312,644
GM Leathes                    156,322             200%                  312,644